UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2017

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, including zip code)

661-723-7723

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Stock Purchase Agreement

On May 1, 2017, Simulations Plus, Inc., a California corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with DILIsym Services, Inc., a North Carolina corporation (“DILIsym”), the shareholders of DILIsym (the “DILIsym Shareholders”) and Brett A. Howell, the representative of the DILIsym Shareholders (the “DILIsym Shareholders Representative”), each, a “Party,” and collectively, the “Parties.”

Pursuant to the terms of the Agreement, and subject to the satisfaction or waiver of the conditions set forth in the Agreement, the Company shall acquire all of DILIsym’s outstanding capital stock and, in exchange, shall pay to the DILIsym Shareholders: (1) Five Million Dollars ($5,000,000) payable at the Closing (as defined in the Agreement), subject to certain adjustments and holdbacks as provided in the Agreement; and (2) certain Earn-Out (as defined in the Agreement) payments, to be measured by the earnings of DILIsym before income taxes, payable following the Closing, as more particularly described in the Agreement (the “Acquisition”).

Pursuant to the terms and subject to the conditions of the Agreement, at the Closing, DILIsym will become a wholly owned subsidiary of the Company.

In the Agreement, DILIsym has made certain representations and warranties to the Company and the parties agreed to certain covenants. Among the covenants set forth in the Agreement, neither DILIsym, the DILIsym Shareholders nor any of their representatives may participate in any discussions or negotiations with, or provide any information to, any person or entity with respect to any potential acquisition transaction or enter into any agreement with respect to such a transaction. Further, each of the DILIsym Shareholders has agreed to enter into a noncompetition agreement with the Company, each of the officers and directors of DILIsym have agreed to resign immediately prior to the Closing and the DILIsym Shareholders have agreed to take, or cause DILIsym to take, all actions necessary to cancel, rescind and/or exercise all stock options of DILIsym outstanding, whether or not exercisable, whether or not vested as of the Closing, which are outstanding immediately prior to the Closing.

The Agreement includes customary representations, warranties and covenants by the Parties. Each Party has agreed, among other things, (i) to generally conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Agreement and the Closing (other than agreed actions to be taken in anticipation of the Closing); (ii) not to engage in certain types of transactions during this period; and (iii) to secure all necessary approvals to ratify the Agreement and the Acquisition.

Consummation of the Acquisition is subject to various closing conditions, including, (i) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Acquisition; (iii) the accuracy of the representations and warranties made by the Parties immediately prior to Closing; (iv) the performance by the parties in all material respects of their covenants, obligations and agreements under the Agreement; (v) the absence of any material adverse changes to the businesses and operations of the Company or DILIsym; and (vi) the completion and delivery of audited financial statements of DILIsym to the Company along with the delivery of a certificate certifying that, among other things, the audited financial statements of DILIsym (A) present fairly in all material respects the financial position, assets and liabilities of DILIsym; (B) are in accordance with the books and records of DILIsym and do not reflect any transactions which are not bona fide transactions; (C) make full and adequate disclosure of, and provision for, all material obligations and liabilities of DILIsym; and (D) do not include any assets or liabilities of any other Person (as defined in the Agreement).

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The Agreement contains customary termination rights for the Parties, including: (i) by mutual consent of the Company and the DILIsym Shareholders’ Representative; (ii) by the Company or the DILIsym Shareholders’ Representative, upon a material breach of any representation, warranty, covenant, or agreement on the part of any other Party, as set forth in the Agreement; (iii) by either the Company or the DILIsym Shareholders’ Representative, if there is any decree, judgment, injunction, or other order of any governmental entity that is final and non-appealable and that restricts, prevents, or prohibits the consummation of the Acquisition; or (iv) by either the Company or the DILIsym Shareholders’ Representative if the Closing shall not have occurred on or before June 30, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Nominating Committee of the Company’s Board of Directors (the “Board”) nominated Dr. Daniel Weiner to fill the vacancy on the Board that had been vacated upon the retirement of Dr. David D’Argenio on November 28, 2016. The Board unanimously voted to appoint Dr. Weiner to join the Board effective May 1, 2017. He will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Dr. Weiner was chosen for his extensive expertise and his experience in quantitative systems pharmacology software development and model-based drug development, along with his many years of executive management experience. It is expected that Dr. Weiner will be named as a member of the Audit Committee as well as the Nominations and Compensation committees of the Board. There is no arrangement or understanding between Dr. Weiner and any other person pursuant to which Dr. Weiner was selected as a director of the Company.

Dr. Weiner also serves on the Board of Directors of DILIsym. Dr. Weiner owns 5,000 shares of DILIsym’s common stock (less than one percent of DILIsym’s outstanding shares). At the closing of the Acquisition, Dr. Weiner will receive approximately $64,000 in consideration of the sale of his shares of DILIsym to the Company. Dr. Weiner does not have any other direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a participant required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its directors for their services, whereby each independent director receives $2,000 per meeting of the Board attended, 5,000 non-qualified stock options per fiscal year, and an annual stipend of $9,000, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. Weiner in connection with his election to the Board, nor are there any grants or awards made to Dr. Weiner in connection therewith.

Item 7.01 Regulation FD Disclosure

On May 1, 2017, the Company issued a press release announcing that it has entered into the Agreement with DILIsym. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 1, 2017, the Company issued a press release announcing that Dr. Weiner had been appointed to the Board effective May 1, 2017. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

99.2	Press release Dated May 1, 2017
99.2	Press release Dated May 1, 2017

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including the exhibit thereto (the “Item 7.01 Information”) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

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By providing the Item 7.01 Information, the Company makes no admission as to the materiality of the Item 7.01 Information. The Item 7.01 Information is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the Item 7.01 Information, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.

By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

Date: May 1, 2017

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